UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 11, 2010

Center Financial Corporation
(Exact name of Registrant as specified in its charter)

Commission file number: 000-50050

California	52-2380548
(State of Incorporation)	(IRS Employer Identification No)

3435 Wilshire Boulevard, Suite 700, Los Angeles, California 90010
(Address of principal executive offices)

(213) 251-2222
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 11, 2010, the Audit Committee of Center Financial Corporation (the “Company”) concluded that the Company should amend its previously issued consolidated financial statements that were included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, and that such consolidated financial statements, as well as the Company’s previously issued earnings releases for the first and second quarters of 2010, should no longer be relied upon.  The Audit Committee reached this conclusion based on a reevaluation of the accounting treatment during the first quarter of 2010 for the conversion of 73,500 shares of Series B Preferred Stock to Common Stock, which identified that the Company did not properly account for the beneficial conversion feature of the Preferred Stock.  The Company has on today’s date filed an amendment to its previously filed Form 10-Q for the quarter ended March 31, 2010, reflecting a restatement of the consolidated financial statements to correct the accounting for the beneficial conversion feature, as discussed below.   The restatement reflects changes in net income available to common shareholders and earnings per share on the consolidated statements of operations and comprehensive income (loss), and the allocation of the capital accounts as between common stock and retained earnings on the consolidated statement of financial condition, but does not affect any other portions of the consolidated financial statements.

The revisions to the consolidated financial statements relate to the intrinsic value of the beneficial conversion feature of the Series B Preferred Stock. The Company has “no par” common and preferred stock and all additional paid-in capital transactions are recorded in the respective preferred and common stock category. The Company issued 73,500 shares of Series B Preferred Stock for a gross purchase price of $73.5 million on December 31, 2009 with an earliest potential redemption date of December 31, 2014 and, upon receiving shareholder approval, effected a beneficial mandatory conversion into common stock at a conversion price of $3.75. The market value of the Company’s common stock on December 29, 2009, the commitment date for the preferred stock issuance, was $5.23 per share. The beneficial conversion feature of the preferred stock had an intrinsic value on December 29, 2009 of $29,007,972, based on the difference between the conversion price of $3.75 per share and the market value of the Company’s common stock at the commitment date.  Shareholder approval of the conversion of the Series B Preferred Stock was received on March 24, 2010 and the Series B Preferred Stock should have been recognized as accretion of preferred stock discount on March 29, 2010.

The calculation of net income available for common shareholders and basic earnings per share was therefore incorrectly stated in the consolidated financial statements as of March 31, 2010.   The table below shows the difference between the originally disclosed earnings per common share calculation, and the corrected calculation to reflect the impact of the accretion of preferred stock discount:

	Three Months Ended March 31, 2010
	(Dollars in thousands, except earnings per share)

		Accretion of beneficial
	March 31, 2010	conversion discount on	March 31, 2010
	As reported	Preferred Stock	Restated

Basic earnings (loss) per share
Net income (loss)	$2,767		$2,767
Less : preferred stock dividends and accretion of preferred stock discount	(744)	(29,008)	(29,752)
Income (loss) available to common shareholders	2,023	(29,008)	(26,985)
Average Number of Shares	21,286		21,286
Basic earnings (loss) per share	$0.10		$(1.27)

The Company also adjusted the balances of its common stock and retained earnings accounts as of March 31, 2010 to properly reflect the discount accretion of $29,007,973.

	Common Stock	Retained Earnings
Balance as of March 31, 2010, as previously reported	$158,295,000	$43,337,000
Accretion of beneficial conversion discount on Series B Preferred Stock	$29,007,972	$(29,007,972)
Balance as of March 31, 2010, as adjusted	$187,302,972	$14,329,028

The Audit Committee and members of the Company’s executive management have discussed the matters disclosed in this Form 8-K with Grant Thornton, its registered public accounting firm for the quarter ended March 31, 2010.

On August 13, 2010, the Company issued a news release concerning the filing of the amendment to its previously filed Form 10-Q for the quarter ended March 31, 2010.  A copy of the news release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
99.1	News Release dated August 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2010	/s/ Douglas J. Goddard
Center Financial Corporation Interim Chief Financial Officer